Exhibit 8(e)

FEE WAIVER/EXPENSE

REIMBURSEMENT AGREEMENT

THIS FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT (the “Agreement”) is signed as of October 1, 2008 by BlackRock Advisors, LLC (the “Manager”), BlackRock Investments, Inc. (the “Distributor”) and WCMA Tax-Exempt Fund (the “Fund”).

WHEREAS, the Manager has entered into an administration agreement with the Fund whereby the Manager provides certain administrative services to the Fund;

WHEREAS, the Manager desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Distributor has entered into a Class 2 Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with the Fund whereby the Distributor provides certain account maintenance and distribution services to the Fund;

WHEREAS, the Distributor desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Manager and the Distributor understand and intend that the Fund will rely on this Agreement in preparing its registration statement on Form N-1A, and amendments thereto, including post-effective amendments, and in accruing the expenses of the Fund for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, the shareholders of the Fund will benefit from the ongoing waivers and/or reimbursements by incurring lower Fund operating expenses than they would absent such waivers and/or reimbursements.

NOW, THEREFORE, the Manager and the Distributor agree to waive fees and/or reimburse direct expenses of the Fund to the extent necessary to ensure that the operating expense ratio for the Fund’s Class 2 shares is .35% higher than that of CMA Tax-Exempt Fund for the annual period, which will begin on the date of commencement of operations of the Fund; provided, however, in no event shall the Manager or the Distributor be required either to waive fees in excess of the amount of fees actually charged by the Manager or the Distributor, respectively, or to reimburse expenses in excess of the amount of direct expenses actually incurred by the Fund. For purposes of this agreement, “direct expenses” means, for such time as the Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the Fund except the Fund’s pro rata share of master portfolio expenses borne by the Fund indirectly through the Fund’s investment in the master portfolio.

This contractual fee waiver and/or reimbursement shall not be terminated before August 1, 2009, and will renew automatically on August 1 of each year for an additional one year period unless the Manager and/or the Distributor shall notify the Fund of the termination of its respective contractual fee waiver and/or reimbursement not less than 30 days prior to the commencement of the successive one year period.

IN WITNESS WHEREOF, the Manager, the Distributor and the Fund have agreed to this Fee Waiver/Expense Reimbursement Agreement as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Managing Director

BLACKROCK INVESTMENTS, INC.

By:	/s/ Anne Ackerley
	Name:	Anne Ackerley
	Title:	Managing Director

WCMA TAX-EXEMPT FUND

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	President and Chief Executive Officer

Exhibit 8(e)

FEE WAIVER/EXPENSE

REIMBURSEMENT AGREEMENT

THIS FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT (the “Agreement”) is signed as of October 1, 2008 by BlackRock Advisors, LLC (the “Manager”), BlackRock Investments, Inc. (the “Distributor”) and WCMA Tax-Exempt Fund (the “Fund”).

WHEREAS, the Manager has entered into an administration agreement with the Fund whereby the Manager provides certain administrative services to the Fund;

WHEREAS, the Manager desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Distributor has entered into a Class 3 Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with the Fund whereby the Distributor provides certain account maintenance and distribution services to the Fund;

WHEREAS, the Distributor desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Manager and the Distributor understand and intend that the Fund will rely on this Agreement in preparing its registration statement on Form N-1A, and amendments thereto, including post-effective amendments, and in accruing the expenses of the Fund for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, the shareholders of the Fund will benefit from the ongoing waivers and/or reimbursements by incurring lower Fund operating expenses than they would absent such waivers and/or reimbursements.

NOW, THEREFORE, the Manager and the Distributor agree to waive fees and/or reimburse direct expenses of the Fund to the extent necessary to ensure that the operating expense ratio for the Fund’s Class 3 shares is equal to that of CMA Tax-Exempt Fund for the annual period, which will begin on the date of commencement of operations of the Fund; provided, however, in no event shall the Manager or the Distributor be required either to waive fees in excess of the amount of fees actually charged by the Manager or the Distributor, respectively, or to reimburse expenses in excess of the amount of direct expenses actually incurred by the Fund. For purposes of this agreement, “direct expenses” means, for such time as the Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the Fund except the Fund’s pro rata share of master portfolio expenses borne by the Fund indirectly through the Fund’s investment in the master portfolio.

This contractual fee waiver and/or reimbursement shall not be terminated before August 1, 2009, and will renew automatically on August 1 of each year for an additional one year period unless the Manager and/or the Distributor shall notify the Fund of the termination of its respective contractual fee waiver and/or reimbursement not less than 30 days prior to the commencement of the successive one year period.

IN WITNESS WHEREOF, the Manager, the Distributor and the Fund have agreed to this Fee Waiver/Expense Reimbursement Agreement as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Managing Director

BLACKROCK INVESTMENTS, INC.

By:	/s/ Anne Ackerley
	Name:	Anne Ackerley
	Title:	Managing Director

WCMA TAX-EXEMPT FUND

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	President and Chief Executive Officer

Exhibit 8(e)

FEE WAIVER/EXPENSE

REIMBURSEMENT AGREEMENT

THIS FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT (the “Agreement”) is signed as of October 1, 2008 by BlackRock Advisors, LLC (the “Manager”), BlackRock Investments, Inc. (the “Distributor”) and WCMA Tax-Exempt Fund (the “Fund”).

WHEREAS, the Manager has entered into an administration agreement with the Fund whereby the Manager provides certain administrative services to the Fund;

WHEREAS, the Manager desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Distributor has entered into a Class 4 Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with the Fund whereby the Distributor provides certain account maintenance and distribution services to the Fund;

WHEREAS, the Distributor desires to waive all or a portion of its fees and/or reimburse direct expenses of the Fund;

WHEREAS, the Manager and the Distributor understand and intend that the Fund will rely on this Agreement in preparing its registration statement on Form N-1A, and amendments thereto, including post-effective amendments, and in accruing the expenses of the Fund for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, the shareholders of the Fund will benefit from the ongoing waivers and/or reimbursements by incurring lower Fund operating expenses than they would absent such waivers and/or reimbursements.

NOW, THEREFORE, the Manager and the Distributor agree to waive fees and/or reimburse direct expenses of the Fund to the extent necessary to ensure that the operating expense ratio for the Fund’s Class 4 shares is equal to that of CMA Tax-Exempt Fund for the annual period, which will begin on the date of commencement of operations of the Fund; provided, however, in no event shall the Manager or the Distributor be required either to waive fees in excess of the amount of fees actually charged by the Manager or the Distributor, respectively, or to reimburse expenses in excess of the amount of direct expenses actually incurred by the Fund. For purposes of this agreement, “direct expenses” means, for such time as the Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the Fund except the Fund’s pro rata share of master portfolio expenses borne by the Fund indirectly through the Fund’s investment in the master portfolio.

This contractual fee waiver and/or reimbursement shall not be terminated before August 1, 2009, and will renew automatically on August 1 of each year for an additional one year period unless the Manager and/or the Distributor shall notify the Fund of the termination of its respective contractual fee waiver and/or reimbursement not less than 30 days prior to the commencement of the successive one year period.

IN WITNESS WHEREOF, the Manager, the Distributor and the Fund have agreed to this Fee Waiver/Expense Reimbursement Agreement as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Managing Director

BLACKROCK INVESTMENTS, INC.

By:	/s/ Anne Ackerley
	Name:	Anne Ackerley
	Title:	Managing Director

WCMA TAX-EXEMPT FUND

By:	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	President and Chief Executive Officer